SCHEDULE 14A
                                     (Rule 14a-101)

                        INFORMATION REQUIRED IN PROXY STATEMENT

                                SCHEDULE 14A INFORMATION
                       Proxy Statement Pursuant to Section 14(a)
                         of the Securities Exchange Act of 1934


Filed by the registrant  / /

Filed by a party other than the registrant  /x/

Check the appropriate box:

/ / Preliminary proxy statement

/X/ Definitive proxy statement

/ / Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-1


                              COMMUNITY BANK SYSTEM, INC.
- -----------------------------------------------------------------------------
                    (Name of Registrant as Specified in Its Charter)


                              COMMUNITY BANK SYSTEM, INC.
- -----------------------------------------------------------------------------
                       (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies.

- -----------------------------------------------------------------------------

(2) Aggregate number of securities to which transactions applies:

- -----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- -----------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

- -----------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

- -----------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

- -----------------------------------------------------------------------------
(3) Filing party:

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(4) Dated filed:

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

                          COMMUNITY BANK SYSTEM, INC.
                            5790 WIDEWATERS PARKWAY
                            DEWITT, NEW YORK 13214

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                March 18, 1994

     TO THE SHAREHOLDERS OF COMMUNITY BANK SYSTEM, INC.:

     At the direction of the Board of Directors of Community Bank System, Inc., a Delaware corporation (the "Company" ), NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the Company (the Meeting ) will be held at 1:00 p.m. on Wednesday, May 4, 1994 at Drumlins, 800 Nottingham Road, Syracuse, New York for the purpose of considering and voting upon the following matters:

          1. The election of five directors, each to hold office for a term of three years and until their successors have been duly elected.

          2.   The approval of the 1994 Long Term Incentive Compensation
               Program.

          3. The transaction of any other business which may properly be brought before the Meeting or any adjournment thereof.

                              By Order of the Board of Directors

                              Loretta L. Marx
                              Secretary

YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.

                          COMMUNITY BANK SYSTEM, INC.
                            5790 WIDEWATERS PARKWAY
                            DEWITT, NEW YORK 13214

                                PROXY STATEMENT
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 4, 1994

     This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors of Community Bank System, Inc. (the "Company"), the holding company for Community Bank, N.A. (the "Bank"), for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 1:00 p.m. on Wednesday, May 4, 1994, at Drumlins, 800 Nottingham Road, Syracuse, New York. This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately March 18, 1994.

     At the Meeting, the Shareholders will be asked to vote for the election of directors. Five of the total of fourteen directors who serve on the Company's Board of Directors will stand for re-election to the Board at the Meeting. The shareholders also will be asked to approve a Long Term Incentive Compensation Program as fully described on page 8. In addition, voting will be conducted on any other matters which are properly brought before the Meeting.

                           VOTING RIGHTS AND PROXIES

     The Board of Directors of the Company has fixed the close of business on March 7, 1994 as the record date for determining which Shareholders are entitled to notice of and to vote at the Meeting. At the close of business on the record date, 2,748,918 shares of common stock, par value $1.25 per share, were outstanding and entitled to vote at the Meeting. This is the Company's only class of voting stock outstanding. Each share of outstanding common stock is entitled to one vote with respect to each item to come before the Meeting. There will be no cumulative voting of shares for any matter voted upon at the Meeting. The Bylaws of the Company provide that one-third of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at a shareholder meeting. The Company is not aware of any persons who beneficially own more than 5% of the outstanding voting stock of the Company as of the record date for the Meeting.

     If the enclosed form of Proxy is properly executed and returned to the Company prior to or at the Meeting, and if the Proxy is not revoked prior to its exercise, all shares represented thereby will be voted at the Meeting and, where instructions have been given by a Shareholder, will be voted in accordance with such instructions.


     Any Shareholder executing a Proxy which is solicited hereby has the power to revoke it at any time prior to its exercise. A Proxy may be revoked by giving written notice to the Secretary of the Company at the Company's address set forth above, by attending the Meeting and voting the shares of stock in person, or by executing and delivering to the Secretary a later-dated Proxy.

     The solicitation of Proxies will be by mail, but Proxies may also be solicited by telephone, telegram, or in person by directors, officers, and other regular employees of the Company or of the Bank. The Company will bear all costs of soliciting Proxies. Should the Company, in order to solicit Proxies, request the assistance of other financial institutions, brokerage houses, or other custodians, nominees, or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding proxy materials to Shareholders and obtaining their Proxies.

     The Annual Report of the Company for the fiscal year ended December 31, 1993 is being sent to Shareholders with this Proxy Statement. Copies of the Annual Report on Form 10-K filed with the Securities and Exchange Commission will be distributed without charge to any Shareholder upon written request of such person addressed to Mr. David G. Wallace, Treasurer, Community Bank System, Inc., 5790 Widewaters Parkway, DeWitt, New York 13214.

                             SHAREHOLDER PROPOSALS

     If shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company's Shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the Securities and Exchange Commission for shareholder proposals. Shareholder proposals for the Company's 1995 Annual Meeting of Shareholders will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices by November 16, 1994. Such shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company. Shareholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.

          ITEM 1:   ELECTION OF DIRECTORS AND INFORMATION WITH
                    RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

     The first Item to be acted upon at the Meeting is the election of five directors, each to hold office for three years and until his successor shall have been duly elected and qualified. The nominees receiving a plurality of the votes represented in person or by proxy at the Meeting will be elected directors.

     All Proxies in proper form which are received by the Board prior to the election of directors at the Meeting will be voted "FOR" the five nominees listed below, unless authority is withheld in the space provided on the enclosed Proxy. Each nominee is presently a director of the Company, and each director of the Company is also a director of the Bank. In the event any nominee declines or is unable to serve, it is intended that the Proxies will be voted for a successor nominee designated by the Board. All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. The other nine members of the Board, who are listed below, presently are expected to continue to serve on the Board until their respective terms expire.

     The information on the following pages is furnished for each nominee for director to be elected at the Meeting and each director of the Company whose term of office continues after the Meeting.

            NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

                                                                 Shares of
                                                               Company Common
                                                                   Stock
                                                                Beneficially
                                                              Owned (c) as of
                                                             March 7, 1994 (d)
                                                             ----------------
                   Director of            Business
     Name and      the Company       Experience During
      Age(a)          Since          Past Five Years(b)       Number   Percent
     --------      -----------       ------------------       ------   -------
 Nominees (for terms to expire at Annual Meeting in 1997)
- ---------------------------------------------------------
 Sanford A.           1992     President and Chief Executive     2,000    .07%
 Belden                        Officer of the Company since
 Age 51                        October 1, 1992.  From 1990
                               to 1992, Manager, Eastern
                               Region, Rabobank Nederland,
                               New York, New York.  From
                               1985 to 1990, First Bank
                               System, Minneapolis,
                               Minnesota as President,
                               Community Banking (1990),
                               Regional Community Banking
                               (1989), Managing Director,
                               Minnesota Region (1988),
                               Senior Vice President, Credit
                               and Operations, (1985-1988).

 Nicholas A.          1985     Partner, law firm of DiCerbo     16,402    .60%
 DiCerbo                       and Palumbo, Olean, New York.
 Age 47

 Benjamin             1984     Of counsel, law firm of          35,088   1.28%
 Franklin                      Franklin & Gabriel, Ovid, New
 Age 68                        York.

 Lee T. Hirschey      1991     President and Chief Executive     8,356    .30%
 Age 58                        Officer, Climax Manufacturing
                               Company, converter and
                               manufacturer of paper
                               products with facilities in
                               Castorland, Lowville, and
                               West Carthage, New York.

 David C.             1991     President and owner of Wight      2,646    .10%
 Patterson                     and Patterson, Inc.,
 Age 52                        manufacturer and seller of
                               livestock feed located in
                               Canton, New York.

                                                                 Shares of
                                                               Company Common
                                                                   Stock
                                                                Beneficially
                                                              Owned (c) as of
                                                             March 7, 1994 (d)
                                                             -----------------
                   Director of            Business
     Name and      the Company       Experience During
      Age(a)          Since          Past Five Years(b)       Number   Percent
     --------      -----------       ------------------       ------   -------
 Directors Continuing in Office

 Terms expiring at Annual Meeting in 1995:
 -----------------------------------------
 John M. Burgess      1991     Retired.  Prior to 1991,          3,110    .11%
 Age 57                        President of Kinney Drugs,
                               Inc., a drug and retail chain
                               with stores located
                               throughout northern New York.

 James A. Gabriel     1984     Partner, law firm of Franklin     8,348    .30%
 Age 46                        & Gabriel, Ovid, New York.

 Earl W.              1983     Vice President, WM Academic       1,223    .04%
 MacArthur                     Search Specialists since
 Age 65                        1993.  From 1972-1992,
                               President, State University
                               of New York at Canton, New
                               York.

 Hugh G. Zimmer       1989     Retired.  Prior to 1989,         20,076    .73%
 Age 67                        President, The Nichols
                               National Bank, Nichols, New
                               York, which was consolidated
                               into Community Bank, N.A. as
                               of January 1, 1992.

                                                                 Shares of
                                                               Company Common
                                                                   Stock
                                                                Beneficially
                                                              Owned (c) as of
                                                             March 7, 1994 (d)
                                                             -----------------
                   Director of            Business
     Name and      the Company       Experience During
      Age(a)          Since          Past Five Years(b)       Number   Percent
     --------      -----------       ------------------       ------   -------
 Terms Expiring at Annual Meeting in 1996:

 Richard C.           1983      Partner, law firm of            5,636     .21%
 Cummings                       Cummings, McGuire, Dunckel &
 Age 64                         Campany, Lowville, New York.

 William M.           1984      Vice President of Finance         400     .02%
 Dempsey                        and Administration,
 Age 55                         Rochester Institute of
                                Technology, Rochester, New
                                York.

 Edwin J. Lyons       1983      President and Chief            29,980    1.09%
 Age 59                         Executive Officer of the
                                Company until retirement on
                                September 30, 1992.

 William N.           1991      Associate Professor of            226     .01%
 Sloan                          Mathematics, Potsdam College
 Age 59                         of the State University of
                                New York, Potsdam, New York.

 William D.           1983      Retired.  Prior to 1990,       12,738     .46%
 Stalder                        partner, firm of Witherbee
 Age 68                         and Whalen, retail cemetery
                                monument and burial vault
                                business.

 In addition to the information provided above, the following summarizes the security ownership of the highest paid executive officers who are not also directors of the
 Company:

 James A. Wears                 Regional President              8,914     .32%
                                Northern Region

 Michael A.                     Regional President              5,907     .22%
 Patton                         Southern Region

 David G.                       Senior Vice President           6,405     .23%
 Wallace                        and Chief Financial Officer

                   Number of shares of Company stock
                   beneficially owned by all Directors and
                   Executive Officers of the Company as a     167,455    6.09%
                   group (17 persons)

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

     (a) No family relationships exist between any two or more of the nominees for director or executive officers of the Company.

     (b) No nominee for director or continuing director of the Company holds a directorship with any company (other than the Company) which is registered pursuant to Section 12 or subject to the requirements of
          Section 15(d) of the Securities Exchange Act of 1934, or with any company which is a registered investment company under the Investment Company Act of 1940.

     (c) Represents all shares as to which named individual possessed sole or shared voting or investment power as of March 7, 1994, including shares held by, in the name of, or in trust for, spouse and dependent children of named individual and other relatives living in the same household, even if beneficial ownership has been disclaimed as to any of these shares by the nominee or director.

     (d) The listed amounts include shares as to which certain directors are beneficial owners but not the sole beneficial owners as follows: Mr. Burgess wife holds 300 shares in her own name; Mr. Zimmer holds 16,737 shares jointly with his wife; Mr. Cummings wife holds 100 shares in her own name; Mr. Lyons wife holds 2,442 shares in her own name; Mr. Sloan holds 64 shares jointly with his wife; Mr. DiCerbo holds 3,392 shares jointly with his wife, 9,970 shares are held in the name of the law partnership of DiCerbo and Palumbo, 400 shares are held by his son, and 1,000 shares are held in trust for his children; Mr. Franklin's wife holds 2,352 shares in her own name; Mr. Hirschey's wife holds 1,000 shares in her own name; Mr. Stalder's wife holds 122 shares in her name; and Mr. Patterson holds 1,190 shares jointly with his wife. Mr. Lyons also owns presently exercisable stock warrants for 38,000 shares of common stock, and Mr. Zimmer owns presently exercisable stock options to purchase 1,000 shares of common stock.

Board Committees and Meetings
- -----------------------------

     The Board of Directors of the Company held twelve regularly scheduled meetings during the fiscal year ended December 31, 1993. During this period, each director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board on which he served.

     Among its standing committees, the Board of the Bank has an Audit/Compliance/Risk Management Committee which also serves as the Company's Audit Committee. The Audit/Compliance/Risk Management Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company's and the Bank's accounting, financial, and compliance controls, and investigates and makes recommendations to the Company's Board and the Bank's Board regarding the appointment of independent auditors. During 1993, this Committee held four meetings and its present members are directors Richard
C. Cummings (Chair), Lee T. Hirschey, and Edwin J. Lyons.

     The Bank's Board also has a Personnel Committee which reviews and makes recommendations to the Bank's Board regarding compensation adjustments and employee benefits to be instituted and which also serves as the Company's Personnel Committee. The Personnel Committee reviews the compensation of nonofficer employees in the aggregate, and the salaries and performance of executive officers are reviewed individually. The Personnel Committee held seven meetings in 1993, and its present members are directors Nicholas A. DiCerbo (Chair), John M. Burgess, Edwin J. Lyons, and William N. Sloan.

     The Company has a Nominating Committee which makes recommendations to the Board for nominees to serve as directors. The Nominating Committee will consider written recommendations from shareholders for nominees to serve on the Board that are sent to the Secretary of the Company at the Company's main office. The Nominating Committee held one meeting in 1993, and its present members are James A. Gabriel (Chair), William M. Dempsey, and Hugh G. Zimmer.

     The President and Chief Executive Officer of the Company serves as an ex officio member of all Board committees and receives no compensation for serving in this capacity. Mr. Stalder and Mr. MacArthur, as Chair and Vice Chair of the Board, also serve as members of all Board Committees.

Compensation of Directors
- -------------------------

     As directors of both the Company and the Bank, Board members receive an annual retainer of $8,000; $500 for each Board meeting they attend; $500 for each Executive Committee meeting they attend; and $350 for each committee meeting they attend. Mr. Belden does not receive the annual retainer or compensation for attending committee meetings of the Board. The Chair of the Board receives a $28,000 retainer and the Vice Chair of the Board receives a $23,000 retainer for serving in their respective capacities. The Chair of the Loan Committee and the Personnel Committee each receives an annual retainer of $2,500; and the Chair of the Investment Committee, the Trust Committee, and the Audit/Compliance/Risk Management Committee each receives an annual retainer of $750. The Company pays the travel expenses incurred by each director in attending meetings of the Board.

     Directors may elect to defer all or a portion of their director fees pursuant to a Deferred Compensation Plan for Directors. Directors who elect to participate in the Plan designate the percentage of their director fees which they wish to defer (the "deferred fees") and the date to which they wish to defer payment of benefits under the plan (the "distribution date"). The plan administrator establishes an account for each participating director and credits to such account (i) on the date a participating director would have otherwise received payment of his deferred fees, the number of shares of Company Common Stock which could have been purchased with the deferred fees, and (ii) from time to time such additional number of shares of common stock which could have been purchased with any dividends which would have been received had shares equal to the number of shares credited to the account actually been issued and outstanding. On the distribution date, the participating director shall be entitled to receive either (i) shares of Company Common Stock equal to the number of shares credited to the director's account, or (ii) at the Company's election, cash equal to the fair market value of the number of shares credited to the account as of the distribution date. The effect of the plan is to permit directors to invest deferred director fees in stock of the Company, having the benefit of any stock price appreciation and dividends as well as the risk of any decrease in the stock price. To the extent that directors participate in the plan, the interests of participating directors will be more closely associated with the interests of shareholders in achieving growth in the Company's stock price.

     The Company has a consulting agreement with Mr. Edwin J. Lyons entered into in 1991 in contemplation of Mr. Lyons retirement. The purpose of the Agreement was to assure Mr. Lyons continued service following his retirement as President and Chief Executive Officer in 1992. Pursuant to the agreement, Mr. Lyons must be available at least 90 days per year at the Company offices or other designated locations to provide consulting services as requested by the Company. Mr. Lyons was paid $100,000 in 1993; and will be paid $50,000 in 1994, 1995, and 1996 under the agreement.

          ITEM 2:   APPROVAL OF 1994 LONG TERM
                    INCENTIVE COMPENSATION PROGRAM

     On February 16, 1994, the Board of Directors adopted, the Community Bank System, Inc. 1994 Long Term Incentive Compensation Program (the "Incentive Plan"), subject to approval by the shareholders at the 1994 Annual Meeting.
The purpose of the Incentive Plan is to promote the interests of the Company by providing a comprehensive equity-based incentive compensation program designed to enable the Company to attract, retain, and reward key employees through performance based incentives. To the extent that current and future officers (and other key employees) have an equity interest in the Company, the interests of such employees will be more closely associated with the interests of shareholders. Further, equity-based incentives can be used to reinforce the relationship between shareholder gains and employee compensation.

     Adoption of the Incentive Plan has been recommended by the Personnel Committee and the Board of Directors. The only plan under which the Company may currently grant incentive equity-based awards to key employees is the Company's 1984 Long Term Incentive Compensation Program, and the 1984 plan expires on June 30, 1994. The proposed Incentive Plan is intended to commence on July 1, 1994 and provide the continued ability to grant equity-based incentives to senior management and key employees of the Company and its subsidiaries as appropriate from time to time, based on the objectives of the Plan.

     As noted in the Report of the Personnel Committee on page 15, an equity-based incentive plan is an integral component of the Company's compensation program. Accordingly, the Board of Directors believes that adoption of the proposed Incentive Plan is necessary if the Company is to be able to continue to attract, retain, and motivate highly qualified and talented individuals.

     The following is a summary of the material provisions of the Incentive Plan. This summary is qualified in its entirety by reference to the specific provisions of the Incentive Plan, the full text of which is attached to this Proxy Statement as Exhibit A.

General Features Of The Incentive Plan

     The Incentive Plan empowers the Company to award or grant, from time to time, to officers and other key employees of the Company and its subsidiaries
(i) Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code, (ii) Non-Qualified Stock Options, (iii) Retroactive Stock Appreciation Rights, and (iv) Restricted Stock (further described below) and any combination of such awards. The Incentive Plan is designed to provide the Company with flexibility in the grant of equity-based incentive compensation to achieve the overall goals of the Plan. The term of the Incentive Plan is for ten (10) years and shall expire on June 30, 2004 if not earlier terminated by the Board of Directors.

     The Incentive Plan will be administered by the Personnel Committee or such other committee appointed by the Board of Directors (the "Committee"), which shall consist of not less than three disinterested directors of the Company. Members of the Committee are not eligible to participate in the Incentive Plan. The Committee has the authority to select participants from those employees eligible under the Plan, to establish the terms and conditions of any awards, to authorize awards under the Plan, and to interpret and construe any provision of the Plan.

     Officers who are employees of the Company or its subsidiaries, and other key employees of the Company and its subsidiaries, shall be eligible to participate in the Incentive Plan. Participants, who may receive awards under the Plan, shall be selected by the Committee based upon such factors as the employee's past and potential contributions to the success, profitability, and growth of the Company. No determinations have yet been made as to any awards that may be granted under the Plan to specific individuals. Whether an award may be exercised after a participant's termination of employment shall be determined by the Committee, subject to limits set forth below with respect to different types of awards under the Plan.

     Subject to adjustments noted below, 130,000 shares of Common Stock will be available for issuance over the 10 year term of the Incentive Plan (approximately 4.7% of the shares of Common Stock outstanding as of December 31, 1993), to be divided among the various components of the Incentive Plan in such manner as the Committee shall determine. Shares of Common Stock issued under the Plan may be newly issued shares, treasury shares, or any combination thereof. Such maximum number of shares is subject to adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company.

     No award granted under the Incentive Plan, and no right or interest therein, shall be assignable or transferable by a participant, except that option rights may be transferred by will or the laws of descent and distribution. The Board of Directors may amend or terminate the Incentive Plan at any time, except that the Board of Directors may not, without approval by the shareholders, make any amendment that would (i) increase the number of available shares under the Plan, or (ii) change the definition of "eligible employees" under the Plan.

     Stock Options. Options designated as Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code may be granted under the Incentive Plan. The exercise price of an Incentive Stock Option shall be at least 100% of the fair market value of the Common Stock on the date of grant. Thus, an employee who is granted an Incentive Stock Option must pay a price per share upon exercising the option which is at least equal to the fair market price of a share at the time the option was granted. On December 31, 1993, the
average price of a share of Common Stock was $28.50.   The number of shares of
Common Stock in respect of which Incentive Stock Options are first exercisable by any optionee during any calendar year shall not have a fair market value (determined at the date of grant) in excess of $100,000. Incentive Stock
Options shall be exercisable for such period or periods not in excess of 10 years after the date of grant as shall be determined by the Committee, except that no Incentive Stock Option shall be exercisable earlier than one year following the date the option is granted. Non-Qualified Stock Options may also be granted under the Incentive Plan and will be exercisable for such period or periods and at such price as the Committee shall determine, provided that the price shall not be below the fair market value of a share of Common Stock as of the date the option is granted.

     The Committee shall have the authority, in its discretion, to accelerate the time at which a stock option becomes exercisable, provided that no Incentive Stock Option shall be exercisable earlier than one year following the date the option is granted. If an option holder's employment is terminated within one year following a change of control for any reason other than death or disability, all stock options held by that optionee shall become exercisable automatically as of the later of the date of termination or one year after the date the option was granted and shall remain exercisable until the end of the exercise period provided in the original grant of the stock option.

     Stock options shall be exercisable only upon the payment in full to the Company of the entire option exercise price (i) in cash, (ii) by the transfer to the Company of shares of the Common Stock (at the fair market value thereof on the date of exercise), or (iii) by a combination of such methods of payment. Payment may not be made with Common Stock issued by Company upon exercise of an option under the Plan or other stock option plan unless the Common Stock has been held for at least one year.

     Each grant of stock options shall be evidenced by an agreement between the Company and optionee and shall contain such terms and provisions, consistent with the Incentive Plan, as the Committee may approve.

     Retroactive Stock Appreciation Rights. Under the Incentive Plan, the Committee may authorize the surrender of all or a portion of an option right in exchange for which the optionee will receive a Stock Appreciation Right ("SAR"). An SAR will entitle the holder to receive an amount payable in cash, Common Stock (valued at the fair market value on the date of exercise), or a combination thereof (as determined by the Committee) up to the excess of the fair market value of a share of the Common Stock on the date of exercise over the option exercise price per share of such shares, multiplied by the number of shares as to which the holder is exercising the SAR. To the extent an option right is surrendered in exchange for an SAR, such option is canceled. Conversely, if the optionee elects to exercise the option, the right to receive the related SAR is canceled to the extent the option is exercised.

     Restricted Stock. An award of Restricted Stock consists of a specified number of shares of Common Stock that are transferred to a participant and subject to forfeiture to the Company under such conditions and for such periods of time as the Committee may determine. A participant may vote and receive dividends on the shares of Restricted Stock awarded, but may not sell, assign, transfer, pledge or otherwise encumber such shares of Restricted Stock during the forfeiture period. Certificates for Restricted Stock shall bear a legend specifying the restrictions and conditions which will cause forfeiture of the stock. The Committee may also require that the Restricted Stock be held in escrow until all restrictions and events of forfeiture have lapsed.

     If a participant's employment terminates for any reason except death or disability prior to the expiration of the forfeiture period, all of the participant's Restricted Stock not already vested will be forfeited and surrendered to the Company. If a participant dies or terminates employment because of a disability prior to the expiration of the forfeiture period, the forfeiture period shall lapse on the date of death or date of disability provided that such date is at least four years following the date of the award. If a participant's employment is terminated within one year following a change of control for any reason other than death or disability, any remaining forfeiture period shall automatically expire on the date employment is terminated. Notwithstanding the foregoing, the Committee shall have the authority to accelerate the time at which any or all restrictions applying to the Restricted Stock shall lapse.

Federal Income Tax Consequences

     The anticipated federal income tax consequences relating to the different types of awards under the Incentive Plan are as described below.

     Upon Grant of Options and SARs. An optionee will not recognize any taxable income at the time a stock option or related SAR is granted and the Company will not be entitled to a federal income tax deduction at that time.

     Incentive Stock Options. No ordinary income will be recognized by the holder of an Incentive Stock Option at the time of exercise. The excess of the fair market value of the shares at the time of exercise over the aggregate option price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum" tax at the date of exercise. If the optionee holds the shares for the greater of two years after the date the option was granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" within two years after the date of grant or within one year after date of exercise, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at a time of exercise over the aggregate option price (the bargain purchase element) and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a "disqualifying disposition" will be recognized as capital gain to the holder. The Company will not be entitled to a federal income tax deduction for the capital gain amount.

     Non-Qualified Stock Options. Upon the exercise of a Non-Qualified Stock Option, ordinary income will be recognized by the holder in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price. The Company will be entitled to a corresponding federal income tax deduction. Upon any subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of the subsequent sale of the shares.

     Retroactive Stock Appreciation Rights. Upon the exercise of an SAR the holder will realize ordinary income on the amount of cash received and/or the then current fair market value of the shares of Common Stock acquired and the Company will be entitled to a corresponding federal income tax deduction. The holder's basis in any shares of Common Stock acquired will be equal to the amount of ordinary income which he or she recognized. Upon any subsequent disposition of acquired shares, any gain or loss realized will be a capital gain or loss.

     Restricted Stock. Unless a participant makes the election described below, a participant receiving a grant of Restricted Stock will not recognize income and the Company will not be allowed a deduction at the time such shares of Restricted Stock are granted. While the restrictions on the shares are in effect, a participant will recognize ordinary income equal to the amount of any dividends received. When the restrictions on the shares are removed or lapse, the excess of fair market value of the shares will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company. Upon disposition of the shares, the gain or loss realized by the participant will be taxable as capital gain or loss. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant's ordinary income will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid, if any, by the participant for the shares. If such election is made and a participant thereafter forfeits his or her stock, no deduction will be allowed for the amount previously included in such participant's income.

Vote Required For Approval

     The affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote at the 1994 Annual Meeting of Shareholders is required for approval of the Incentive Plan.

The Board of Directors recommends that shareholders vote "FOR" this proposal.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation paid by the Bank to those persons who were, at December 31, 1993, (i) the chief executive officer and (ii) the other four most highly compensated executive officers whose annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                       Long-Term
                                                       Compensa-
                                                         tion
                                 Annual Compensation    Awards
                              --------------------------------------------
                                               Other
                                               Annual            All Other
    Name and                                   Compen-  Stock    Compensa-
    Principal                 Salary    Bonus  sation  Options     tion
    Position         Year       ($)    ($)(1)  ($)(2)    (#)      ($)(3)
    --------         ----     ------   ------  ------  --------  ----------
Sanford A. Belden    1993    185,000   66,600   3,498        0    12,422
President and        1992     44,115        0     324   48,000    92,375(5)
Chief Executive
Officer (4)

James A. Wears       1993    113,971   29,633   3,706        0     9,498
Regional             1992    107,520   16,128   4,227    5,000     5,357
President            1991    100,628   25,000                0
Northern Region

Michael A. Patton    1993    112,896   29,353   3,085        0     9,704
Regional President   1992    107,520   16,128   1,535    5,000     5,624
Southern Region      1991    100,000    8,904                0

David G. Wallace     1993    106,937   27,804   2,939        0     9,419
Senior Vice          1992    100,883   15,132   1,733    3,000     5,498
President and        1991     92,533    6,477                0
Chief Financial
Officer


     (1) The amounts shown in this column reflect payments under the Company's Management Incentive Plan, an annual cash bonus plan based on performance and designed to provide incentives for employees.

     (2) The amounts disclosed in this column include: (a) the reportable value of the personal use of Company-owned vehicles by Messrs. Belden, Wears, and Patton, which amounted to $3,498, $3,706, and $3,085, respectively; and
(b) an amount received by Mr. Wallace as tax reimbursement for restricted stock which vested in 1993 amounting to $2,939.

     (3) Amounts in this column include: (a) the value of group term life insurance benefits in excess of $50,000 under a plan available to all full-time employees for which Messrs. Belden, Wears, Patton, and Wallace received $1,296, $363, $612, and $570, respectively; and (b) Company contributions to the Employee Savings and Retirement Plan, a defined contribution plan, amounting to $11,126 for Mr. Belden, $9,135 for Mr. Wears, $9,092 for Mr. Patton, and $8,849 for Mr. Wallace. The Company does not maintain any "split-dollar" arrangements for any of the named executives.

     (4) Mr. Belden was appointed President and Chief Executive Officer effective October 1, 1992.

     (5) This amount includes $55,000 as a relocation allowance, $35,000 as a sign on bonus, and $2,375 pursuant to a stock purchase reimbursement arrangement.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The Company did not grant any stock options or other stock appreciation rights to the named executives in fiscal year 1993.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

     The following table provides information for the named executive officers, with respect to (i) stock options exercised in fiscal year 1993,
(ii) the number of stock options held at the end of fiscal year 1993, and
(iii) the value of in the money stock options at the end of fiscal year 1993.

                                                           Number of Unexercised Options          Value of Unexercised
                                                                  at 12/31/93 (#)                 In-The-Money Options
                                                                                                   at 12/31/93 ($)(1)
                               Shares
                             Acquired on         Value                             Unexer-                        Unexer-
         Name               Exercise (#)      Realized ($)         Exercisable     cisable       Exercisable      cisable
       --------             -------------     ------------         -----------     --------      -----------      --------
Sanford A. Belden                 0               0                   9,600        38,400          $ 33,600       $134,000
James A. Wears                    0               0                   4,000         4,000            53,759         54,000
Michael A. Patton                 0               0                  10,200         1,600           146,816         21,600
David G. Wallace                  0               0                   2,600         2,400            35,600         32,400


(1) Based on the average price of the Company's Common Stock on December 31, 1993 of $28.50 per share.

                             PENSION PLAN TABLE
                              YEARS OF SERVICE

  Highest Five
  Year Average
Compensation (1)          15       20       25       30        35
- ---------------         ------   ------   ------   ------    ------
     20,000              2,700    3,600    4,500    5,400     6,300
     50,000              9,402   12,536   15,670   18,804    21,938
    100,000             21,027   28,036   35,045   42,054    49,063
    125,000             26,840   35,786   44,733   53,679    62,626
    150,000             32,652   43,536   54,420   65,304    76,188
    175,000             38,465   51,286   64,108   76,929    89,751
    200,000             44,277   59,036   73,795   88,554   103,313
    225,000             50,090   66,786   83,483  100,179   115,641
    235,840             52,610   70,146   87,683  105,220   115,641

(1) For 1993, the Internal Revenue Code limits the annual benefit that may be paid under the plan to $115,641 and limits the total compensation that may be taken into account in calculating benefits to $235,840.

     The table above sets forth the estimated annual benefits under the formula adopted for post-1988 years of service, payable upon retirement at age 65 in the form of a single life annuity. Benefits are computed based on the average annual compensation for the highest consecutive five years in the 10 years preceding retirement. The amounts are not subject to any deduction for Social Security. For purposes of calculating the benefit, an employee may not be credited with more than 35 years of service. The salary and bonus amounts in the Summary Compensation Table on page 12 reflect the covered compensation under the plan for Messrs. Belden, Wears, Patton, and Wallace. Messrs. Belden, Wears, Patton, and Wallace have been credited with 1, 23, 23, and 5 years of service, respectively, under the plan.

     The pension plan maintained by the Company is a noncontributory defined benefit plan which is funded by the Company and administered by a retirement committee which consists of persons appointed by the Board of Directors. The plan covers all employees of the Company who have completed one full year of continuous service. The Company does not currently maintain any non-qualified supplemental retirement plans for any of the named executives.

Employment Agreements

     The Company has an employment agreement with Mr. Belden dated October 1, 1992 providing for his employment as the Company's President and Chief Executive Officer until September 30, 1995. The agreement may be terminated by the Board for good cause at any time. The agreement provides that Mr. Belden devote his full business time and attention to the performance of his duties for a base annual salary of not less than $205,000 for fiscal year 1994, subject to annual increases at the discretion of the Board. The agreement also provided for issuance of 48,000 non-qualified stock options at the option price of $25.00 per share ($4.50 above the then current market price of $20.50). The options become exercisable over five years in equal allotments on October 1, 1993, 1994, 1995, 1996, and 1997 and remain exercisable until September 30, 2007. If upon expiration the Company elects not to renew the agreement, Mr. Belden will be entitled to severance pay equal to one year of his then current base salary, plus an amount equal to the nonvested portion of benefits accrued under the Company's qualified retirement plans, provided that such severance payments shall cease if Mr. Belden subsequently obtains employment or becomes self-employed during the severance period. If Mr. Belden's employment is terminated for reasons other than cause within two years following a change of control, Mr. Belden shall receive an amount equal to two times his base salary, be reimbursed for any loss incurred on the sale of his home if he relocates from the Syracuse area, and all his stock options shall become fully exercisable.

     The Company also maintains one year employment agreements with Messrs. Wears, Patton, and Wallace. These agreements, the terms of which are substantially similar, provide for severance pay equal to the employee's salary for the balance of the term of the agreement plus benefits under the Company's regular severance policy, change of control benefits equal to two times base salary, and accelerated vesting on all outstanding stock options. The agreements may be terminated by the Board for good cause at any time.

                       COMPENSATION COMMITTEE INTERLOCKS
                          AND INSIDER PARTICIPATION

     The members of the Personnel Committee of the Bank's Board of Directors during the last fiscal year were Nicholas A. DiCerbo, John M. Burgess, Edwin
J. Lyons, Earl W. MacArthur, William N. Sloan, and William D. Stalder. Mr. Lyons is a former officer of the Company and Bank having served as President and Chief Executive Officer until September 30, 1992, but did not serve as a member of the Personnel Committee while serving as an officer of the Company. The Personnel Committee reviews and makes recommendations regarding compensation levels and employee benefits.

                       REPORT OF THE PERSONNEL COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Company has adopted a multi-faceted approach towards compensating all of its employees, including senior management. The underlying philosophy and description of the major components of the total compensation program are described below.

     Philosophy

     The total compensation program is intended to align compensation with business objectives and enable the Company to attract and retain individuals who are contributing to the long-term success of the Company. Towards this end:

     The Company pays competitively. The Company regularly compares its cash, equity, and benefits based compensation practices with those of other companies of similar size, operating in similar geographic market areas, many of which are represented in the stock performance graph included on page 24, and establishes compensation parameters based on that review.

     The Company encourages teamwork. The Company recognizes that its long-term success results from the coordinated efforts of employees working towards common, well established objectives. While individual accomplishments are encouraged and rewarded, the performance of the Company is a determining factor in total compensation opportunities.

     The Company strives for fairness in the administration of pay. The Company strives to ensure that compensation levels accurately reflect the level of accountability that each individual has within the Company; employees are informed of the total compensation program; decisions made regarding individual performance which affect compensation matters are based upon an objective assessment of performance; and all employees have equal access to positions within the Company which provide for increased levels of total compensation.

     The process of assessing performance involves the following:

     1. Prior to the beginning of each fiscal year, the Chief Executive Officer establishes and distributes written goals, which must be approved by the full Board. These goals include specific financial targets relative to return on assets, net income, and asset quality. The Company strives to achieve financial results which are in the upper third of the results published by its peer group.

     2. Individuals at each successive level of management establish written goals, which must be approved by their respective managers.


     3. All goals are reviewed on an ongoing basis to ensure that the Company is responding to changes in the marketplace and economic climate and that accomplishment of retained goals is ensured.

     4. At the end of the fiscal year, performance is evaluated against goals and other key position responsibilities. Such evaluations affect decisions on salary, bonus, and stock option matters.

     Compensation Programs

     The Company defines itself as a supercommunity bank which provides products of a more comprehensive and advanced nature than those offered by smaller institutions, while simultaneously providing a level of service which exceeds the service quality delivered by larger regional and money-center banks. The delivery of those products and services, in ways that enhance shareholder value, requires that the Company attract key people, promote teamwork, and reward results. In furtherance of those requirements, the Company maintains the following compensation programs.

     Cash-Based Compensation:

     Salary. The Company sets base salary for employees by reviewing the total cash compensation opportunities for competitive positions in the market. Where practical, the Company maintains its salary levels slightly below market and provides for total compensation opportunities that may exceed those in other less flexible environments.

     Management Incentive Plan. The Company maintains an annual bonus plan in which 37% of its employees participate. The Company's performance to budget and targeted return on assets, which are approved by the Board, is the key factor in determining the payment of bonuses for all employees in this group. Bonus levels, which amount to a percentage of salary, have been established for different organizational levels within the Company. For Mr. Belden, 100% of his bonus is determined by the Company's performance relative to its earnings target. For Messrs. Wears, Patton, and Wallace, 80% of their possible bonus amount is determined by the Company's performance relative to its earnings target, and 20% of their possible bonus amount is determined by performance to other quantitative and qualitative goals specific to their areas of responsibility.

     Equity-Based Compensation:

     Stock Option Program. The purpose of this program is to provide additional incentives to employees to maximize shareholder value.
     The option program serves as an effective tool in recruiting key individuals and utilizes vesting periods to encourage these individuals to continue in the employ of the Company. The Board may award options based on the degree to which the Company has achieved its annual and long term financial targets. The number of stock options issued generally reflects a percentage of salary and various percentages have been established for different organizational levels within the Company.

     Restricted Stock. The Company has, on occasion, issued limited amounts of restricted stock to individuals to support a variety of business objectives. Examples include: restricted shares have been issued in start-up and turnaround assignments, with vesting schedules tied to specific performance criteria; and restricted shares have been issued to newly promoted and hired individuals who received initial stock option awards with no in-the-money exercisable value.

     In December 1993, the full Board formally reviewed Mr. Belden's performance for fiscal year 1993, his first full year as the Company's President and CEO. Having determined that the Company's level of performance relative to its previously approved annual and long term financial targets had been met and surpassed, the Board, operating under the terms of the Management Incentive Plan described in this Report, authorized the payment of Mr. Belden's bonus for 1993, which amounted to $66,000. Mr. Belden's $185,000 base salary level for 1993 reflected the terms of his initial Employment Agreement with the Company dated October 1, 1992.

                                   Personnel Committee

                                   Nicholas A. DiCerbo (Chair)
                                   John M. Burgess
                                   Edwin J. Lyons
                                   Earl W. MacArthur
                                   William N. Sloan
                                   William D. Stalder

                            STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total shareholder returns on the Company's stock over the last seven fiscal years to the NASDAQ Index and the NASDAQ Bank Stock Index. Total return values were calculated assuming $100 investment on January 1, 1987 and reinvestment of dividends.

                     1987  1988     1989   1990     1991    1992    1993
                     ----  ----     ----   ----     ----    ----    ----
 Community Bank,     100   99.78   112.18  62.18   119.81  213.77  261.55
 N.A.

 NASDAQ Stock        100   118.83  143.86  122.51  197.67  230.69  246.96
 Market Index

 NASDAQ Bank         100   118.17  131.76  96.80   159.09  230.18  261.21
 Stocks Index

                         TRANSACTIONS WITH MANAGEMENT

     Some of the directors and executive officers of the Company and the Bank (and the members of their immediate families and corporations, organizations, trusts, and estates with which these individuals are associated) are indebted to the Bank. However, all such loans were made in the ordinary course of business, do not involve more than the normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons. No such loan is nonperforming at present. The Company expects that the Bank will continue to have banking transactions in the ordinary course of business with the Company's executive officers and directors and their associates on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with others.

     Outside of these normal customer relationships, none of the directors or executive officers of the Company or the Bank and no 5% shareholders of the Company (or members of the immediate families of any of the above or any corporations, organizations, or trusts with which such persons are associated) maintains any significant business or personal relationship with the Company or the Bank, other than as arises by virtue of his ownership interest in the Company or his position with the Company or the Bank. The law firms of (i) Cummings, McGuire, Dunckel & Campany, of which director Cummings is a partner, provided legal services to the Bank's operations in Lowville, New York,
(ii) Franklin & Gabriel, of which director Gabriel is a partner and director Franklin is associated, provided legal services to the Bank's operations in Ovid, New York, and (iii) DiCerbo & Palumbo, of which director DiCerbo is a partner, provided legal services to the Bank's operations in Olean, New York. For services rendered during 1993 and for related out-of-pocket disbursements, DiCerbo & Palumbo received $134,992 from the Bank. The amount received by Cummings, McGuire, Dunckel & Campany and by Franklin & Gabriel from the Company or Bank was less than 5% of the gross revenues of each of these law firms last fiscal year.

                             INDEPENDENT AUDITORS

     Coopers & Lybrand, Independent Certified Public Accountants, were retained by the Company at the direction of the Board of Directors. The independent auditors have audited the financial statements of the Company for the fiscal year ended December 31, 1993 and performed such other nonaudit services as the Board requested.

     A representative of Coopers & Lybrand will be present at the Meeting. This representative will have the opportunity to make a statement, if she so desires, and will be available to respond to appropriate questions from Shareholders.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the Proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

Date:  March 18, 1994         By Order of the Board of Directors

                                   Loretta L. Marx
                                   Secretary

                                                                   Exhibit A
                                                                   ---------
                          COMMUNITY BANK SYSTEM, INC.

                 1994 LONG-TERM INCENTIVE COMPENSATION PROGRAM
                 ---------------------------------------------

    1. Preamble. Effective as of July 1, 1984, the Board of Directors of Community Bank System, Inc. adopted the Community Bank System, Inc. Long Term Incentive Compensation Program ("1984 Program"). The 1984 Program provided for the granting of incentive stock options, non-statutory stock options, retroactive stock appreciation rights, and restricted stock awards. The 1984 Program also provided that no option could be granted under that program after June 30, 1994.

          This document sets forth the terms of the Community Bank System, Inc. 1994 Long Term Incentive Compensation Program ("1994 Program"), which shall become effective as of July 1, 1994, contingent upon the approval of the 1994 Program by the shareholders of Community Bank System, Inc. Options and other rights granted prior to July 1, 1994 pursuant to the 1984 Program shall remain subject to the terms of the 1984 Program and any implementing agreements. Options and other rights described in this 1994 Program document shall be granted after June 30, 1994 in accordance with the terms of this 1994 Program document.

    2. Purpose. The purpose of the 1994 Program is to promote the interests of the Bank by providing current and future officers and other key employees with an equity or equity-based interest in the Bank, so that the interests of such employees will be closely associated with the interests of shareholders by reinforcing the relationship between shareholder gains and employee compensation. Pursuant to this 1994 Program, eligible employees may receive (a) Incentive Stock Options, (b) Non-Statutory Stock Options, (c) Retroactive Stock Appreciation Rights, and/or (d) Restricted Stock Awards.

    3. Eligibility. Officers who are employees of the Bank or its Subsidiaries, and other key employees of the Bank or its Subsidiaries, shall be eligible to participate in the 1994 Program. Participants shall be selected by the Committee based upon such factors as the employee's past and potential contributions to the success, profitability, and growth of the Bank.

    4.    Definitions.  As used in this 1994 Program,

          (a)  "Bank"  shall mean Community Bank System, Inc.

          (b) "Board of Directors" shall mean the Board of Directors of the Bank.


          (c) "Committee" shall mean the committee appointed by the Board of Directors to administer the 1994 Program in accordance with Paragraph 15.

          (d) "Common Stock" shall mean the Common Stock, par value $5.00 per share, of the Bank.

          (e) "Disinterested Director" shall mean a member of the Board of Directors who has not, at any time within one year prior to the member's participating in the administration of the 1994 Program, received stock, stock options, stock appreciation rights or any other equity security of the Bank pursuant to the 1994 Program or any other plan of the Bank or its affiliates.

          (f) "Eligible Employees" shall mean persons described in Paragraph 3.

          (g) "Incentive Stock Option" shall mean the right granted to an Eligible Employee to purchase Commn Stock under this 1994 Program, the grant, exercise and disposition of which are intended to comply with, and to be governed by, Internal Revenue Code Section 422.

          (h) "Market Value per Share" shall mean, at any date, the fair market value per share of the shares of Common Stock, as determined in good faith by the Committee.

          (i) "Non-Statutory Stock Option" shall mean the right granted to an Eligible Employee to purchase Common Stock under this 1994 Program, the grant, exercise and disposition of which are not intended to be subject to the requirements and limitations of Internal Revenue Code Section 422.

          (j) "Optionee" shall mean the Eligible Employee to whom an Option Right is granted pursuant to an agreement evidencing an outstanding Incentive Stock Option or Non-Statutory Stock Option.

          (k) "Option Right" shall mean the right to purchase a share of Common Stock upon exercise of an outstanding Incentive Stock Option or Non-Statutory Stock Option.

          (l) "Restricted Stock Award" shall mean an award of Common Stock to an Eligible Employee that is subject to the restrictions described in Para-graph 10 and subject to tax under Internal Revenue Code Section 83.

          (m) "Retroactive Stock Appreciation Rights" shall mean an Eligible Employee's right to receive payments described in Paragraph 9.

          (n) "Subsidiary" shall mean any corporation in which (at the time of determination) the Bank owns or controls, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock issued by the corporation.

    5.    Shares Available Under the 1994 Program.

          (a) The shares of Common Stock which may be made the subject of Option Rights or Restricted Stock Awards pursuant to this 1994 Program may be treasury shares or shares of original issue or a combination of the foregoing.

          (b) Subject to adjustments in accordance with Paragraph 12 of this 1994 Program, the maximum number of shares of Common Stock that may be the subject of Option Rights, Retroactive Stock Appreciation Rights or Restricted Stock Awards granted pursuant to this 1994 Program shall be 130,000 shares of Common Stock which are made available by virtue of this 1994 Program.

    6. Grants of Option Rights Generally. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Option Rights to Eligible Employees. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

          (a) Each grant shall specify whether it is intended as a grant of Incentive Stock Options or Non-Statutory Stock Options.

          (b) Each grant shall specify the number of shares of Common Stock to which it pertains.

          (c) Each grant shall specify an option price per share not less than the Market Value per Share on the date the Option Right is granted.

          (d) Successive grants may be made to the same Eligible Employee whether or not any Option Rights previously granted to such Eligible Employee remain unexercised.

          (e) Upon exercise of an Option Right, the entire option price shall be payable (i) in cash, (ii) by the transfer to the Bank by the Optionee of shares of Common Stock with a value (Market Value per Share times the number of shares) equal to the total option price, or (iii) by a combination of such methods of payment. Payment may not be made with Common Stock issued to the Optionee by the Bank upon his or her prior exercise of an option under this 1994 Program or any other option plan unless the Common Stock received upon that prior exercise shall have been held by the Optionee for at least one year.

          (f) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Bank by any officer designated by the Committee for this purpose and delivered to and accepted by the Eligible Employee and shall contain such terms and provisions, consistent with this 1994 Program, as the Committee may approve.

    7.    Special Rules for Grants of Incentive Stock Options.

          (a) Notwithstanding Paragraph 6(c), if an Incentive Stock Option is granted to any Eligible Employee who, immediately after such option is granted, is considered to own stock possessing more than ten percent of the combined voting power of all classes of stock of the Bank, or any of its subsidiaries, the option price per share shall be not less than 110 percent of the Market Value per Share on the date of the grant of the option, and such option may be exercised only within five years of the date of the grant.

          (b) The period of each Incentive Stock Option by its terms shall be not more than ten years from the date the option is granted as specified by the Committee.

          (c) The Committee shall establish the time or times within the option period when the Incentive Stock Option may be exercised in whole or in such parts as may be specified from time to time by the Committee, except that Incentive Stock Options shall not be exercisable earlier than one year, nor later than 10 years, following the date the option is granted. The date of grant of each Option Right shall be the date of its authorization by the Com-mittee.

          (d) Except as provided in Paragraph 13, or as may be provided by the Committee at the time of grant, (i) in the event of the Optionee's termination of employment due to any cause, including death or retirement, rights to exercise Incentive Stock Options shall cease, except for those which are exercisable as of the date of termination, and (ii) rights that are exercisable as of the date of termination shall remain exercisable for a period of three months following a termination of employment for any cause other than death or disability, and for a period of one year following a termination due to death or disability. However, no Incentive Stock Option shall, in any event, be exercised after the expiration of ten years from the date such option is granted, or such earlier date as may be specified in the option.

          (e) No Incentive Stock Options shall be granted hereunder to any Optionee that would allow the aggregate fair market (determined at the time the option is granted) of the stock subject of all post-1986 incentive stock options, including the Incentive Stock Option in question, which such Optionee may exercise for the first time during any calendar year, to exceed $100,000. The term "post-1986 incentive stock options" shall mean all rights, which are intended to be "incentive stock options" under the Internal Revenue Code, granted on or after January 1, 1987 under any stock option plan of the Bank or its Subsidiaries. If the Bank shall ever be deemed to have a "parent", as such term is used for purposes of Section 422 of the Internal Revenue Code, then rights intended to be "incentive stock options" under the Internal
Revenue Code, granted after January 1, 1987 under such parent's stock option plans, shall be included with the terms of the definition of "post-1986 incentive stock options".

    8.    Special Rules for Grants of Non-Statutory Stock Options.

          (a) Except as provided in Paragraph 13, or as may be provided by the Committee at the time of grant, (i) in the event of the Optionee's termination of employment due to death or disability, rights to exercise Non-Statutory Stock Options that are exercisable as of the date of termination shall remain exercisable for two years following termination, (ii) in the event of the Optionee's termination of employment due to any other reason, the rights to exercise Non-Statutory Stock Options that are exercisable as of the date of termination shall remain exercisable for three months following termination, and (iii) the right to exercise Non-Statutory Stock Options that are not exercisable as of the date of termination shall be forfeited.

          (b) The Bank shall not issue stock certificates to an Optionee who exercises a Non-Statutory Stock Option, unless payment of the required lawful withholding taxes has been made to the Bank by check, payroll deduction or other arrangements satisfactory to the Committee.

    9. Retroactive Stock Appreciation Rights. Upon such conditions and limitations it deems advisable, the Committee may authorize (a) the surrender of the right to exercise all or a portion of an Option Right granted under the 1994 Program that is exercisable at the time of surrender, and (b) the payment in exchange for the surrender of an amount of up to the excess of the Market

Value per Share at the time of surrender of the shares covered by the option, or portion thereof, surrendered over the option price of such shares. Such payment may be made in shares of Common Stock valued at fair market value or in cash or partly in cash and partly in shares of Common Stock, at the Commit-tee's sole discretion. The shares of Common Stock covered by any Option Right, or portion thereof, as to which the right to purchase has been so surrendered shall not again be available for purposes of Option Rights under the 1994 Program.

   10.    Restricted Stock Awards.

          (a) Shares of Common Stock granted pursuant to a Restricted Stock Award issued under the 1994 Program (except as otherwise provided in the 1994 Program) shall not be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise disposed of, for the period of time determined by the Committee in its absolute direction (the "Forfeiture Period"). Except as provided in Paragraph 13, or as may be provided by the Committee at the time of grant, if the recipient's employment with the Bank or any of its Subsidiaries terminates prior to the expiration of the Forfeiture Period for any reason other than death or disability, the recipient shall, on the date employment terminates, forfeit and surrender to the Bank the number of shares of Common Stock with respect to which the Forfeiture Period has not expired as of the date employment terminates. If Common Stock is forfeited, dividends paid on those shares during the Forfeiture Period may be retained by the recipient.

          (b) Upon each grant of a Restricted Stock Award, the Committee shall fix the Forfeiture Period. Each certificate of Common Stock issued pursuant to the Restricted Stock Award shall bear a legend to reflect the Forfeiture Period until the Forfeiture Period expires. As a condition to issuance of Common Stock to an Eligible Employee, the Committee may require the Eligible Employee to enter into an agreement providing for the Forfeiture Period and such other terms and conditions that it prescribes, including, but not limited to, a provision that Common Stock issued to the Eligible Employee shall be held by an escrow agent until the Forfeiture Period lapses. The Committee also may require a written representation by the Eligible Employee that he or she is acquiring the shares for investment.

          (c) When the Forfeiture Period with respect to shares of Common Stock lapses, a certificate for such shares shall be issued, free of any escrow; such certificate shall not bear a legend relating to the Forfeiture Perid.

          (d) Each Eligible Employee shall agree, at the time he or she receives a Restricted Stock Award and as a condition thereof, to pay or make arrangements satisfactory to the Committee regarding the payment to the Bank of any federal, state or local taxes of any kind required by law to be withheld with respect to any award or with respect to the lapse of any restrictions on shares of restricted Common Stock awarded under this 1994 Program, or the waiver of any forfeiture hereunder, and also shall agree that the Bank may, to the extent permitted by law, deduct such taxes from any payments of any kind due or to become due to such recipient from the Bank, sell by public or private sale, with ten days notice or such longer notice as may be required by applicable law, a sufficient number of shares of Common Stock so awarded in order to cover all or part of the amount required to be withheld, or pursue any other remedy of law or in equity. In the event that the recipient of shares of Common Stock under this 1994 Program shall fail to pay to the Bank all such federal, state and local taxes, or to make arrangements satisfactory to the Committee regarding the payment of such taxes, the shares to which such taxes relate shall be forfeited and returned to the Bank.

          (e) The Committee shall have the authority at any time to accelerate the time at which any or all or the restrictions set forth in this 1994 Program with respect to any or all shares of restricted Common Stock awarded hereunder shall lapse.

          (f) If an Eligible Employee dies, or terminates employment with the Bank because of disability before the expiration of a Forfeiture Period, the Forfeiture Period on any Common Stock owned by the Eligible Employee shall lapse on the date of death or on the date that employment terminates because of disability, provided such date is not less than four years subsequent to the date of the award. If the date of death or disability is within four years of the date of the award, the Committee, in its sole discretion, can waive the Forfeiture Period as to any or all of the stock.

   11. Transferability. No Option Right shall be transferable by an Optionee other than by will or the laws of descent and distribution. Option Rights shall be exercisable during the Optionee s lifetime only by the Optionee. Other rights granted pursuant to this 1994 Program also shall not be subject to assignment, alienation, lien, transfer, sale or exchange.

   12. Adjustments. The Committee may make or provide for such adjustments in the maximum numbers of shares of Common Stock specified in Paragraph 5 of this 1994 Program, in the numbers of shares of Common Stock covered by other rights granted hereunder, and in the prices per share applicable under all such rights, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Eligible Employees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Bank, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other transaction or event having an effect similar to any of the foregoing.

   13.    Change of Control.

          (a) Notwithstanding any other term or provision of this 1994 Program, in the event the employment of an Eligible Employee is terminated, for any reason other than death or disability, within one year following a "Change of Control" (as defined in (b) below):

               (i) all Option Rights granted to the Eligible Employee under this 1994 Program prior to the date of termination, but not exercisable as of such date, shall become exercisable automatically as of the later of the date of termination or one year after the date the Option Right was granted;

              (ii) any Option Right that is exercisable as of the date of termination, or that becomes exercisable pursuant to (i) above, shall remain exercisable until the end of the exercise period provided in the original grant of the Option Right (determined without regard to the Eligible Employee s termination of employment); and

             (iii) any Forfeiture Period (with respect to a Restricted Stock Award) that shall be unexpired as of the date of termination shall expire automatically as of such date.

          (b) For purposes of this 1994 Program, a "Change of Control" shall be deemed to have occurred if:

               (i) any person, including a "group" as determined in accordance with the Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Bank representing 30 percent or more of the combined voting power of the Bank's then outstanding securities;

             (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a "Transaction"), the persons who were directors of the Bank before the Transaction shall cease to constitute a majority of the Board of Directors of the Bank or any successor to the Bank;

            (iii) the Bank is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Bank, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation;

              (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Bank representing 30 percent or more of the combined voting power of the Bank's then outstanding voting securities; or

               (v) the Bank transfers substantially all of its assets to another corporation which is not controlled by the Bank.

   14. Fractional Shares. The Bank shall not be required to issue any fractional share of Common Stock pursuant to this 1994 Program. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

   15.    Administration of the 1994 Program.

          (a) This 1994 Program shall be administered by the Committee, which shall consist of not less than three Disinterested Directors. No right shall be granted under this 1994 Program to any member of the Committee so long as membership continues.

          (b) The Committee shall have the power to interpret and construe any provision of this 1994 Program. The interpretation and construction by the Committee of any provision of this 1994 Program or of any agreement evidencing the grant of rights hereunder, and any determination by the Committee pursuant to any provision of this 1994 Program or of any such agreement, shall be final and binding. No member of the Committee shall be liable for any such action or determination made in good faith.

   16.    Amendments, Termination, Etc.

          (a) This 1994 Program may be amended from time to time by resolu-tions of the Board of Directors, provided that no such amendment shall (i) in-crease the maximum numbers of shares of Common Stock specified in Paragraph 5 of this 1994 Program (except that adjustments authorized by Paragraph 12 of this 1994 Program shall not be limited by this provision), or (ii) change the definition of "Eligible Employees", without further approval by the stock-holders of the Bank.

          (b) The Committee may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights granted under this 1994 Program. In the event of such cancellation, the Committee may authorize the granting of new Option Rights (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price and subject to the same terms and conditions as, under this 1994 Program, would have been applicable had the cancelled Option Rights not been granted.

          (c) In the case of any Option Right not immediately exercisable in full, the Committee in its discretion may accelerate the time at which the Option Right may be exercised, subject to the limitation described in Paragraph 7(c).

          (d) Notwithstanding any other provision of the 1994 Program to the contrary, (i) the 1994 Program may be terminated at any time by resolutions of the Board of Directors, and (ii) no rights shall be granted pursuant to this 1994 Program after June 30, 2004.

                                   Form of Proxy Card


                                         PROXY

                              COMMUNITY BANK SYSTEM, INC.
                                5790 WIDEWATERS PARKWAY
                                 DEWITT, NEW YORK 13214

                      ANNUAL MEETING OF SHAREHOLDERS--MAY 4, 1994

                                THIS PROXY IS SOLICITED
                        BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned shareholder(s) of Community Bank System, Inc., a Delaware corporation (the "Company"), hereby appoints Charles M. Ertel and Loretta L. Marx, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution to represent and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the annual meeting of shareholders to be held on Wednesday, May 4, 1994, and at any adjournment thereof as follows:

                              (Continued on reverse side)



- -----------    ---------------------
  COMMON       DIVIDEND REINVESTMENT

1.  Election of Directors:

    / / FOR all nominees               / / WITHHOLD AUTHORITY
        listed (except as marked           to vote for all
        to the contrary below)             nominees listed

Sanford A. Belden, Nicholas A. DiCerbo, Benjamin Franklin, Lee T. Hirschey, and David C. Patterson

        INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below.


- -----------------------------------------------------------------------------
2.  Approval of the 1994 Long Term Incentive Compensation Program.

               FOR / /             AGAINST / /         ABSTAIN / /

In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted as directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" proposals 1 and 2.

                                        Date                            , 1994
                                            ----------------------------

                                        --------------------------------------
                                        Signature

                                        --------------------------------------
                                        Signature

                                        YOU ARE REQUESTED TO COMPLETE, DATE,
                                        SIGN AND RETURN THIS PROXY PROMPTLY.
                                        ALL JOINT OWNERS MUST SIGN. PERSONS
                                        SIGNING AS EXECUTORS, ADMINISTRATORS,
                                        TRUSTEES, CORPORATE OFFICERS, OR IN
                                        OTHER REPRESENTATIVE CAPACITIES SHOULD
                                        SO INDICATE.

Please check box to indicate whether you plan to attend Annual Meeting:

          / / will attend.    / / will not attend.